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Exhibit 24.2 - Consent of Independent Auditors

The Stockholders
Frisby Technologies, Inc.:

         We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Change in Independent Auditors" in the Prospectus.

                                       /S/ KPMG PEAT MARWICK LLP

Jericho, New York
January 28, 1998